STANDARD & POOR'S        Frank A. Ciccotto, Jr.       55 Water Street-45th Floor
                         Senior Vice President               New York, NY  10041
                         Securities Evaluations               Tel (212) 438-4417
                                                              Fax (212) 438-7748
                                                      frank_ciccottojr@sandp.com





                                February 9, 2011





First Trust Portfolios L.P.
120 East Liberty Drive
Suite 400
Wheaton, Illinois  60187

Re:  The First Trust Combined Series 351

Gentlemen:

We have examined the Registration Statement File No. 333-171685, for the referenced Trust and acknowledge that Standard & Poor's Securities Evaluations, Inc., is determining the evaluation of the Securities identified in that Registration Statement at the opening of business on the initial date of deposit for The First Trust Combined Series 351. We hereby consent to the reference to Standard & Poor's Securities Evaluations, Inc. as so determining the evaluation of those Securities at the opening of business on the initial date of deposit.

You are hereby authorized to file a copy of this letter with the Securities and Exchange Commission.


Sincerely,



Frank A. Ciccotto, Jr.